Exhibit 99.4

DIVERSEY BUSINESS

Business Overview

Diversey is a leading global provider of commercial cleaning, sanitation and hygiene products, services and solutions for food safety and service, food and beverage plant operations, floor care, housekeeping and room care, laundry, and hand care. In addition, Diversey offers a wide range of value-added services, including food safety and application training and consulting, and auditing of hygiene and water management. Diversey serves institutional and industrial end-users such as food service providers, lodging establishments, food and beverage manufacturing and processing plants, building service contractors, building managers and property owners, retail outlets, schools and health-care facilities in 175 countries worldwide either directly to end-users or through a network of distributors, wholesalers and third party intermediaries.

Diversey’s management believes that Diversey is differentiated by its dosing, dispensing and concentrating formulas, as well as a global footprint that reaches a diverse customer base. Working in a highly fragmented industry, Diversey has a balance of direct selling capabilities as well as a global and regional distribution network that, management believes, reaches thousands of end-use customers. Diversey has invested in research that helps it understand its customers and the industries in which they operate, which, Diversey’s management believes, positions Diversey as an innovator and strong collaborative partner while also deepening its customer relationships and driving growth.

The global sustainability movement is expected to be a long-term driver of growth in Diversey’s industry, as customers seek products and expertise that reduce their environmental profile while also providing clean, hygienic facilities that reduce the risk of human and food-borne infection. Consistent with this movement, Diversey’s purpose, which reflects its long-held values, is to protect lives, preserve the Earth and transform its industry.

Diversey has geographically diversified sales, and it believes that it holds the #1 or #2 market position in each of the five key geographic regions it serves: Europe, Middle East and Africa (EMEA), North America, Latin America, Asia Pacific and Japan. For the year ended December 31, 2010, Diversey had net sales of $3.127 billion.

Products and Services

As the nature of Diversey’s business is generally similar across its geographic regions, the following description of Diversey’s business and competitive environment is intended to be representative of all of its regions unless specifically stated otherwise.

Diversey offers a wide range of products and services designed primarily for use in five application categories: food service, food and beverage manufacturing and processing, floor care, restroom care and other housekeeping, and laundry. Many of Diversey’s products are consumable and require periodic replacement, which generates recurring revenue and helps provide consistency in its business.

Diversey’s enduring commitment to sustainable business practices motivates it to find ways to help its customers make their own businesses more sustainable and profitable. Diversey’s extensive suite of products, services and solutions improves its customers’ operational efficiency as well as their cleaning, sanitizing and hygiene results, which Diversey believes assists them in protecting their brands. Diversey also helps its customers achieve their goals of reducing waste, energy and water consumption, and is able to provide documented analysis of the cost and resource savings they can achieve by implementing its solutions.

Food Service. Food Service products remove soil and address microbiological contamination on food contact surfaces. Diversey’s food service products include chemicals for washing dishes, glassware, flatware, utensils and kitchen equipment; dish machines; pre-rinse units; dish tables and racks; food handling and storage products; and safe floor systems and tools. Diversey also manufactures and supplies kitchen cleaning products, such as general purpose cleaners, lime scale removers, bactericides/disinfectants, detergents, oven and grill cleaners, general surface degreasers, floor cleaners and food surface disinfectants. Through a relationship with Cintas Corporation, Diversey provides application expertise and a food service portfolio under Cintas’ Signet™ brand. In addition, Diversey provides customers with expertise to execute cleaning and hygiene programs. These applications are sold into a variety of customer sectors, including Food Service.

Food and Beverage Manufacturing and Processing. Food and Beverage Manufacturing and Processing products include detergents, cleaners, sanitizers and lubricants, as well as cleaning systems, electronic dispensers and chemical injectors for the application of chemical products and improvement of operational efficiency and sanitation. Diversey also offers gel and foam products for manual open plant cleaning, acid and alkaline cleaners and membrane cleaning products. In addition, Diversey provides consulting services in the areas of food safety, water and energy use reduction and quality management. Food and Beverage Manufacturing and Processing customers make up one of Diversey’s largest customer sectors.

Floor Care. Diversey manufactures a broad range of floor care products and systems, including finishes, waxes, cleaners, degreasers, polishes, sealers and strippers for all types of flooring surfaces, including vinyl, terrazzo, granite, concrete, marble, linoleum and wood. Diversey also provides a full range of carpet cleaners, such as extraction cleaners and shampoos; carpet powders; treatments, such as pre-sprays and deodorizers; and a full line of carpet spotters. Diversey’s range of products also includes carpet cleaning and floor care machines, as well as utensils and tools, which support the cleaning and maintenance process. Among the product brands are TASKI® floor care machines and Signature® floor finish. These products are sold primarily into the Building Management, Retail, Lodging and Health Care customer sectors.

Restroom Care and Other Housekeeping. Diversey offers a fully integrated line of products and dispensing systems for hard surface cleaning, disinfecting and sanitizing, hand washing and air deodorizing and freshening. Diversey’s restroom care and other housekeeping products include bowl and hard surface cleaners, hand soaps, sanitizers, air care products, general purpose cleaners, disinfectants and specialty cleaning products. Among the product brands are Suma®, Clax®, J-Flex™ and Oxivir®. These products are sold into the Food Service, Building Management, Retail, Lodging and Health Care customer sectors.

Laundry. Diversey offers detergents, stain removers, fabric conditioners, softeners and bleaches in liquid, powder and concentrated forms to clean items such as bed linen, clothing and table linen. Diversey’s range of products covers requirements of fabric care from domestic-sized machines in small lodging facilities to washers in commercial laundry facilities. Diversey also offers customized washing programs for different levels and types of soils, a comprehensive range of dispensing equipment and a selection of process control and management information systems. Through a joint venture with Standard Textile Company, Diversey provides a commercial laundry application that combines a unique activator unit with proprietary chemistry to deliver a fully integrated cleaning and sanitizing solution. Leading brands include Clax®, Suma® and Proteus™. These products are sold primarily into the Lodging and Health Care customer sectors.

End-Users and Customers

Diversey offers its products directly or through third-party distributors to end-users in seven sectors — food service, lodging, retail, health care, building managers/service contractors, food and beverage and other. During fiscal year 2010, no single customer represented more than 4% of Diversey’s global consolidated net sales.

Food Service. End-users include fast food and full-service restaurants as well as contract caterers.

Lodging. Diversey serves many of the largest hotel chains in the world as well as local independent properties and regional chains.

Retail. Retail end-users include supermarkets, drug stores, discounters, hypermarkets and wholesale clubs.

Health Care. These customers include both public and private hospitals, long-term care facilities and other facilities where medical services are performed.

Building Managers/Service Contractors. These end-users include building owners/managers as well as building service contractors. Contractors clean, maintain and manage office buildings, retail stores, health care facilities, production facilities, and education and government institutions.

Food and Beverage. Food and Beverage end-users include dairy plants, dairy farms, breweries, soft-drink and juice bottling plants, protein and processed food production facilities, and other food processors.

In addition, Diversey serves customers in cash and carry establishments, industrial plants and laundries. Cash and carry establishments are stores in which professional end-users purchase products for their own use.

Competition

Diversey estimates that the global market for institutional and industrial cleaning, sanitation and hygiene products and related services had industry-wide sales of approximately $40 billion in 2010. The market is highly diversified across geographic regions, products and services, end markets and customers. Diversey believes the industry has demonstrated stable growth trends over time due to its broad end-market diversification, the consumable and recurring nature of its products and services and base demand driven by governmental and regulatory requirements and consumer expectations for cleanliness. More recently, market growth has been driven by a number of factors, including increasing food safety regulation and heightened public awareness of health, hygiene and infection risk. Highly publicized food contamination incidents and global health threats, such as the H1N1 virus and E-Coli outbreaks, serve to accelerate this awareness, which Diversey expects to continue to drive demand in the future.

Diversey’s business has two primary types of competitors: a single global competitor and numerous smaller competitors with generally more limited geographic, end-market or product scope. Diversey’s primary global competitor is Ecolab, Inc., which is the largest supplier in the global market for institutional and industrial cleaning, sanitation and hygiene products and related services, mainly as a result of its significant presence in the U.S. health and hospitality market. Outside the United States, Diversey has either equal or greater market share in most regions. Diversey believes that the numerous smaller competitors in its industry account for more than 75% of the global market. Diversey faces significant competition from numerous national, regional and local companies within some or all of its product lines in each sector that it serves. Other competitors in the market include 3M, The Procter & Gamble Company and The Clorox Company, which sell into the institutional sector from their bases in consumer products, Kimberly-Clark Corporation, which has expanded from paper accessories into personal care and washroom products, and Tennant Company, Nilfisk-Advance A/S, and Newell Rubbermaid Inc., which supply floor care machines, tools and equipment.

Diversey believes that it competes largely on the basis of our premium product offerings and application expertise, innovative product and dispensing equipment offerings, value-added solution delivery and strong customer service and support. Diversey seeks to differentiate itself from its competitors in its strategic sectors by becoming the preferred partner to customers, and providing innovative, industry-leading products to make their facilities safer and healthier for the workers who clean them and the people who occupy them. Diversey believes the quality, ease of use and environmental profile of its products are competitive strengths. In addition, Diversey has long-standing, profitable relationships with many of its top customers. Diversey’s global reach and sales and service capabilities also give it a strong competitive advantage over smaller, regional and local players in the industry.

Sales and Marketing

Diversey sells its products and systems in domestic and international markets through company-trained sales and service personnel, who also advise and assist customers in the proper and efficient use of products and systems in order to meet a full range of cleaning, sanitation and hygiene needs. Diversey sells its products in 175 countries either directly to end-users or through a network of distributors, wholesalers and third-party intermediaries. Diversey employs a direct sales force to market and sell its products and estimates that approximately 6,500 employees work in a customer-facing role. Diversey contracts with local third-party distributors on an exclusive and non-exclusive basis. Diversey estimates that direct sales to end-users by our sales force typically account for more than half of its net sales.

In all customer sectors, the supply of cleaning, hygiene, operational efficiency and appearance enhancing products involves more than the physical distribution of chemicals and equipment. Customers may contract for the provision of a complete hygiene system, which includes products as well as safety and application training, hygiene consulting, hygiene auditing and after-sales services. Diversey employs specialized sales people who are trained to provide these specific services and, through its tailored cleaning solutions approach, Diversey is able to better address the specific needs of these customers.

Raw Materials

Suppliers provide raw materials, packaging components, equipment, accessories and contract manufactured goods. The key raw materials Diversey uses in its business are caustic soda, solvents, waxes, phosphates, surfactants, polymers and resins, chelates and fragrances. Packaging components include bag-in-the-box containers, bottles, corrugated boxes, drums, pails, totes, aerosol cans, caps, triggers and valves. Equipment and accessories include dilution control, ware washing and laundry equipment, floor care machines, air care dispensers, floor care applicators, mops, microfiber, buckets, carts and other items used in the maintenance of a facility.

Supply Chain

Diversey believes that the vast majority of its raw materials required for the manufacture of its products and all components related to its equipment and accessories are available from multiple sources and are available in amounts sufficient to meet its manufacturing requirements. Due to by-product/co-product chemical relationships to the automotive and housing markets, several materials will continue to be difficult to source. Although Diversey purchases some raw materials under long-term supply arrangements with third parties, these arrangements follow market forces and are in line with its overall global sourcing strategy, which seeks to balance cost of acquisition and availability of supply.

Foreign Operations

Diversey conducts business operations through its subsidiaries in Europe, North America, Japan, Latin America and Asia Pacific. Approximately 84% of Diversey’s net sales for the year ended December 31, 2010 were generated outside the United States. Because Diversey’s business has significant manufacturing operations, sales offices and research and development activities in foreign locations, fluctuations in currency exchange rates may have a significant impact on Diversey’s consolidated financial statements.

In addition, Diversey’s foreign operations may be subject to a number of risks and limitations, including: exchange control regulations, wage and price controls, employment regulations, regulatory approvals, foreign investment laws, import and trade restrictions and governmental instability.

Intellectual Property

Diversey has approximately 1,506 issued patents (with another 605 patent applications pending) and approximately 7,134 trademark registrations around the world (785 pending applications) which, along with trade secrets and manufacturing know-how, help support Diversey’s ability to add value within the market and sustain its competitive advantages. Diversey uses internal and external resources to carefully manage its intellectual property portfolio and looks to actively defend its intellectual property rights throughout the world. The success and ability of Diversey to compete depend to a certain degree on the protection of its process innovation and other intellectual property. Diversey actively looks to enforce patents, license patents (in and out), acquire patents, and invalidate patents of questionable validity. Diversey performs internal analysis to decide whether to sue for patent infringements, initiate opposition procedures, or counteractions or buy patents and sign license agreements for the use of foreign patents.

Diversey strategically manages its portfolio of intellectual property through various processes and committees. Its patents and trade secrets are managed through a process called Intellectual Asset Management. This process was adopted based upon best practices utilized by other companies such as Kimberly-Clark, Halliburton and Dow Chemicals. This process utilizes several cross-functional committees to manage Diversey’s intellectual assets to:

1. Build a portfolio of intellectual assets (patents, trade secrets, etc.) that support the goals of the business; and

2. Effectively manage the portfolio for superior return on investment.

This Intellectual Asset Management process was implemented in 2008. To date, Diversey has been able to reduce the size of its patent portfolio by about 25% by eliminating assets that do not support the objectives identified above. Similarly, the implementation of this process has also resulted in a greater than 30% reduction in spend with outside counsel on non-strategic assets, allowing Diversey to reinvest these savings into new, more strategic intellectual property.

Diversey has a well defined Open Innovation process to help find key technologies for its markets while at the same time of minimizing the risk of receiving external ideas. As a result of external partnering through Open Innovation, Diversey currently licenses patents and related know-how from several external entities. Diversey has also obtained licenses and/or covenants not to sue from third parties to settle disputes. Diversey also licenses technology to others. Typically, Diversey cross-licenses its IP to discourage litigation.

Under the BLA, Diversey is granted a license in specified territories to sell certain SCJ products, and to use the name “Johnson” in combination with its owned trade name “Diversey” in its business. The term of the BLA ends May 2, 2017. Thereafter, the BLA can be renewed, with SCJ’s consent, for successive one-year terms. Diversey’s license to use the housemark “JohnsonDiversey” will expire on the earlier of its transition to the “Diversey” name in the relevant region or August 2, 2012. See “Certain Relationships and Related Party Transactions — Relationships with SCJ — License Agreements.”

In connection with the DiverseyLever acquisition in May 2002, Diversey entered into several license agreements with Unilever, under which Unilever granted Diversey a license of specified trademarks, patents, design rights, copyrights and know-how used in the DiverseyLever business that were retained by Unilever, and Diversey granted a license to Unilever to use specified intellectual property rights and patents and registered designs that were transferred to Diversey in the acquisition. The licenses granted under these agreements generally terminate with the expiration of the particular patent or design right or upon termination by the licensee in the case of copyrights or know-how, unless terminated earlier.

Research and Development

Innovative technologies and manufacturing expertise are important to Diversey’s business. Through its research, Diversey aims to develop new, more innovative and competitive products, applications, services and processes while providing technical assistance to customers helping them improve their operations. In particular, Diversey’s ability to compete effectively is materially dependent on the integration of proprietary technologies with its knowledge of the applications served. Diversey conducts most of its research and development activities at its research facilities located in Sturtevant, Wisconsin, Santa Cruz, California, Utrecht, the Netherlands, Mannheim, Germany, Muenchwilen, Switzerland, Sherwood Park, UK, Mumbai, India, Yokohama, Japan, and Sao Paulo, Brazil. Diversey also has specialized product and application support centers throughout the globe. In addition, Diversey we has entered into a technology disclosure and license agreement with SCJ, under which each party may disclose to the other new technologies that it develops internally, acquires or licenses from third parties.

Substantially all of Diversey’s principal products have been sourced and/or developed by its research and development and engineering personnel. Research and development expenses were $65.7 million, $63.3 million and $67.1 million, respectively, for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008.

History and Recent Transactions

In anticipation of the acquisition of the DiverseyLever business (as more fully described below), Diversey Holdings Inc. was incorporated in the State of Delaware in November 2001 under the name Johnson Professional Holdings, Inc. Following the acquisition, the company changed its name from Johnson Professional Holdings, Inc. to “JohnsonDiversey Holdings, Inc.” On March 1, 2010, as part of the Recapitalization Transactions (as more fully described below), Diversey Holdings, Inc. changed its name from “JohnsonDiversey Holdings, Inc.” to “Diversey Holdings, Inc,” and Diversey Inc. changed its name from “JohnsonDiversey, Inc.” to “Diversey Inc.” Diversey Holdings, Inc. owns all of the outstanding stock of Diversey Inc.

Diversey Inc. was incorporated in Delaware in February 1997, under the name S.C. Johnson Commercial Markets, Inc. From February 1997 until November 1999, Diversey Inc. was a wholly-owned subsidiary of SCJ, a leading provider of innovative consumer home cleaning, maintenance and storage products founded by Samuel Curtis Johnson in 1886. In November 1999, Diversey Inc. was separated from SCJ in a tax-free spin-off. In connection with the spin-off, Commercial Markets Holdco, LLC, a limited liability company that is majority-owned by descendants of Samuel Curtis Johnson (“CMH”), obtained substantially all of the shares of Diversey Inc.’s common stock from SCJ and, in November 2001, contributed those shares to Johnson Professional Holdings, Inc., a wholly-owned subsidiary of CMH.

In May 2002, Diversey Inc. acquired the DiverseyLever business, an institutional and industrial cleaning and sanitation business, from Conopco, a wholly-owned subsidiary of Unilever. In connection with the acquisition, Unilever acquired a one-third interest in Diversey Holdings, Inc., and CMH retained the remaining two-thirds interest. At the closing of the acquisition, Diversey Inc. entered into a master sales agency agreement (“Prior Agency Agreement”) with Unilever whereby Diversey Inc. was appointed Unilever’s exclusive agent to sell its consumer branded products, a business Diversey did not acquire, to institutional and industrial customers. In October 2007, the Prior Agency Agreement with Unilever, which expired in December 2007, was replaced by the “Umbrella Agreement”, which covers: (1) the New Agency Agreement with terms similar to the Prior Agency Agreement, covering Ireland, the United Kingdom, Portugal and Brazil, and (2) a master sub-license agreement (“License Agreement”), under which Unilever has agreed to grant 31 of Diversey’s subsidiaries a license to produce and sell professional size packs of Unilever’s consumer brand cleaning products. The entities covered by the License Agreement have also entered into agreements with Unilever to distribute Unilever’s consumer branded products. Except for some transitional arrangements in certain countries, the Umbrella Agreement became effective January 1, 2008, and, unless otherwise terminated or extended, will expire on December 31, 2017.

In June 2006, Diversey Inc. completed the sale of the Polymer Business to BASF.

On October 7, 2009, Diversey Holdings, Inc. and Diversey Inc. entered into a series of agreements to recapitalize the company. The transactions contemplated by the terms of these agreements (the “Recapitalization Transactions”) included the following:

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the recapitalization of Diversey Holdings, Inc.’s capital stock pursuant to the Investment and Recapitalization Agreement by and among Diversey Holdings, Inc., CDR Jaguar Investor Company, LLC (“CD&R Investor”), which is owned by a private investment fund managed by Clayton, Dubilier & Rice, LLC (“CD&R”), CMH and SNW Co., Inc. (“SNW”), which is an affiliate of SCJ, pursuant to which:

(1) the certificate of incorporation of Diversey Holdings, Inc. was amended and restated at the closing of the Recapitalization Transactions to, among other things, reclassify the common stock of Diversey Holdings, Inc. such that (a) the outstanding class A common stock of Diversey Holdings, Inc. was reclassified as new class A common stock, which have voting rights, and (b) the outstanding class B common stock of Diversey Holdings, Inc. was reclassified as new class B common stock, which do not have voting rights except to the extent required by Delaware law;

(2) new class A common stock of Diversey Holdings, Inc. representing approximately 45.9% of the outstanding common stock of Diversey Holdings, Inc. (immediately after giving effect to the Recapitalization Transactions and assuming the exercise of the Warrant (as described below)) was issued to CD&R Investor and its affiliate, CD&R F&F Jaguar Investor, LLC in exchange for approximately $477 million in cash;

(3) pursuant to the amended and restated certificate of incorporation of Diversey Holdings, Inc., the shares of outstanding class A common stock of Diversey Holdings, Inc. held by CMH was reclassified, without any action on the part of CMH, as new class A common stock of Diversey Holdings, Inc. representing approximately 49.1% of the outstanding common stock of Diversey Holdings, Inc. (immediately after giving effect to the Recapitalization Transactions and assuming the exercise of the Warrant); and

(4) new class A common stock of Diversey Holdings, Inc. representing approximately 1.0% of the outstanding common stock of Diversey Holdings, Inc. (immediately after giving effect to the Recapitalization Transactions and assuming the exercise of the Warrant) was issued to SNW in exchange for approximately $9.9 million in cash;

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the repurchase of all of the common equity ownership interests of Diversey Holdings, Inc. then held by Marga B.V. (“Marga”), which is an affiliate of Unilever, and its affiliates pursuant to the Redemption Agreement by and among Diversey Holdings, Inc., Diversey, CMH, Unilever, Marga and Conopco, in exchange for:

(1) cash equal to $390.5 million and the settlement of certain amounts owed by Unilever and its affiliates to Diversey Holdings, Inc. and its affiliates, and owed to Unilever and its affiliates by Diversey Holdings, Inc. and its affiliates, including CMH; and

(2) a warrant (the “Warrant”) issued by Diversey Holdings, Inc. to an affiliate of Unilever to purchase shares of new class A common stock of Diversey Holdings, Inc. representing 4.0% of the outstanding common stock of Diversey Holdings, Inc. (immediately after giving effect to the Recapitalization Transactions and assuming the exercise of the Warrant);

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the termination of the purchase agreement, dated as of November 20, 2001, as amended (the “Unilever Acquisition Agreement”), among Diversey Holdings, Inc., Diversey Inc. and Conopco, dated as of November 20, 2001, as amended, pursuant to which Diversey Inc. acquired the DiverseyLever business, and all obligations thereunder, other than certain tax and environmental indemnification rights and obligations;

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following the closing of the Recapitalization Transactions, the entry into new compensation arrangements with the officers and senior management team of Diversey Holdings, Inc. and Diversey Inc. that provide for, among other things, the purchase or award of new class B common stock of Diversey Holdings, Inc. and options to purchase new class B common stock of Diversey Holdings, Inc. representing in the aggregate up to approximately 12.0% of the outstanding common stock of Diversey Holdings, Inc. at the closing of the Recapitalization Transactions;

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the amendment and restatement of certain commercial agreements between SCJ and Diversey Inc., including a license to use certain SCJ brand names and technology and a lease with SCJ for Diversey’s Waxdale manufacturing facility in Sturtevant, Wisconsin, and the amendment of certain commercial agreements between Unilever and Diversey Inc.; and

•	the refinancing of certain of Diversey Holdings, Inc.’s and Diversey Inc.’s then-outstanding debt obligations, including:

(1) the repurchase or redemption by Diversey Inc. of both series of its then-outstanding 9.625% senior subordinated notes due 2012 and by Diversey Holdings, Inc. of its outstanding 10.67% senior discount notes due 2013;

(2) the repayment of all outstanding obligations under Diversey Inc.’s then-existing senior secured credit facilities;

(3) the entry into new $1.25 billion senior secured credit facilities (the “Diversey Senior Secured Credit Facilities”);

(4) the issuance and sale by Diversey Inc. of a new series of $400 million of 8.25% Senior Notes due 2019; and

(5) the issuance and sale by Diversey Holdings, Inc. of a new series of $250 million of 10.50% Senior Notes due 2020.

The closing of the Recapitalization Transactions occurred on November 24, 2009.

Employees

As of June 30, 2011, Diversey had approximately 10,500 employees, of which about 1,350 were located in the United States.

None of Diversey’s employees in the United States is covered by a collective bargaining agreement. In Europe, a significant portion of Diversey’s employees are represented by labor unions and are covered by collective bargaining agreements. Collective bargaining agreements are generally renewable on an annual basis. In several European countries, local co-determination legislation or practice requires employees of companies that are over a specified size, or that operate in more than one European country, to be represented by a works council. Works councils typically meet between two and four times a year to discuss management plans or decisions that impact employment levels or conditions within the company, including closures of facilities. Certain employees in Australia, Canada, Japan, Latin America, New Zealand and South Africa also belong to labor unions and are covered by collective bargaining agreements. Local employment legislation may impose significant requirements in these and other jurisdictions.

Diversey believes that it has a satisfactory working relationship with organized labor and employee works councils around the world, and has not had any major work stoppages since its incorporation in 1997.

Environmental Regulation

Diversey’s operations are regulated under a number of federal, state, local and foreign environmental, health and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air, soil and water as well as the use, handling, storage and disposal of these materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as well as analogous state, local and foreign laws. Compliance with these environmental laws is a major consideration for Diversey because it uses hazardous materials in some of its manufacturing processes. In addition, because Diversey is a generator of hazardous wastes, Diversey, along with any other person who disposes or arranges for the disposal of its wastes, may be subject to financial exposure for costs associated with an investigation and any remediation of sites at which Diversey has disposed or arranged for the disposal of hazardous wastes if those sites become contaminated, even if it fully complied with applicable environmental laws at the time of disposal. Furthermore, process wastewater from its manufacturing operations is discharged to various types of wastewater management systems. Diversey may incur significant costs relating to contamination that may have been, or is currently being, caused by this practice. Diversey is also subject to numerous federal, state, local and foreign laws that regulate the manufacture, storage, distribution and labeling of many of its products, including some of its disinfecting, sanitizing and antimicrobial products. Some of these laws require Diversey to have operating permits for its production facilities, warehouse facilities and operations, and Diversey may not have some of these permits or some of the permits it has may not be current. In the event of a violation of these laws, Diversey may be liable for damages and the costs of remedial actions and may also be subject to revocation, non-renewal or modification of its operating and discharge permits, and revocation of product registrations. Any revocation, non-renewal or modification may require Diversey to cease or limit the manufacture and sale of products at one or more of its facilities and may have a material adverse effect on its business, financial condition, results of operations and cash flows. In addition, legislation or regulations restricting emissions of greenhouse gases and Diversey’s need to comply with such legislation or regulations could affect its business, financial condition, results of operation or cash flows. Environmental laws may also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation, which also may have a material adverse effect on Diversey’s business, financial condition, results of operations and cash flows.

Environmental regulations most significant to Diversey are summarized below:

Toxic Substances

Diversey is subject to various federal, state, local and foreign laws and regulations governing the production, transport and import of industrial chemicals. Notably, the Toxic Substances Control Act gives the U.S. Environmental Protection Agency (“EPA”), the authority to track, test and/or ban chemicals that may pose an environmental or human-health hazard. Diversey is required to comply with certification, testing, labeling and transportation requirements associated with regulated chemicals. To date, compliance with these laws and regulations has not had a material adverse effect on Diversey’s business, financial condition, results of operations or cash flows.

Pesticide Regulation

Some of Diversey’s facilities are subject to various federal, state, local and foreign laws and regulations governing the manufacture and/or use of pesticides. Diversey manufactures and sells certain disinfecting and sanitizing products that kill micro-organisms, such as bacteria, viruses and fungi. These products are considered “pesticides” or “antimicrobial pesticides” and, in the United States, are governed primarily by the Federal Insecticide, Fungicide and Rodenticide Act, as amended by the Food Quality Protection Act of 1996. To register these products, Diversey must meet various efficacy, toxicity and labeling requirements and must pay initial and ongoing registration fees. In addition, some states or foreign jurisdictions may impose taxes on sales of pesticides. Although the cost of maintaining and delays associated with pesticide registration have increased in recent years, compliance with the various laws and regulations governing the manufacture and sale of pesticides has not had a material adverse effect on Diversey’s business, financial condition, results of operations or cash flows.

Ingredient Regulation

Numerous federal, state, local and foreign laws and regulations relate to the sale of products containing ingredients that may impact human health and the environment. Specifically, the State of California has enacted Proposition 65, which requires Diversey to disclose specified listed ingredient chemicals on the labels of its products. To date, compliance with these laws and regulations has not had a material adverse effect on Diversey’s business, financial condition, results of operations or cash flows.

Other Environmental Regulation

Many of Diversey’s facilities are subject to various federal, state, local or foreign laws and regulations governing the discharge, transportation, use, handling, storage and disposal of hazardous substances. In the United States, these statutes include the Clean Air Act, the Clean Water Act and the Resource Conservation and Recovery Act. Diversey is also subject to the Superfund Amendments and Reauthorization Act of 1986, including the Emergency Planning and Community Right-to-Know Act, which imposes reporting requirements when toxic substances are released into the environment. In Europe, Diversey is subject to portions of the compliance obligations under the EU European Community Directive “Registration, Evaluation, Authorization, and Restriction of Chemicals” (EU Directive No. 2006/1907). The directive imposes several requirements related to the identification and management of risks related to chemical substances manufactured or marketed in Europe. Diversey’s compliance obligations are mostly associated with the use of chemicals versus manufacture. Each year Diversey makes various capital investments and expenditures necessary to comply with applicable laws and regulations and satisfy its environmental stewardship principles. To date, these investments and expenditures have not had a material adverse effect on Diversey’s business, financial condition, results of operations or cash flows.

Environmental Remediation and Proceedings

Diversey may be jointly and severally liable under CERCLA or its state, local or foreign equivalent for the costs of environmental contamination on or from its properties and at off-site locations where Diversey disposed of or arranged for the disposal or treatment of hazardous wastes. Generally, CERCLA imposes joint and several liability on each potentially responsible party (“PRP”), that actually contributed hazardous waste to a site. Customarily, PRPs will work with the EPA to agree on and implement a plan for site investigation and remediation. Based on Diversey’s experience with these environmental proceedings, its estimate of the contribution to be made by other PRPs with the financial ability to pay their shares, and its third party indemnification rights at certain sites (including indemnities provided by Unilever and SCJ), Diversey believes that its share of the costs at these sites will not have a material adverse effect on its business, financial condition, results of operations or cash flows.

In addition to the liabilities imposed by CERCLA or its state, local or foreign equivalent, Diversey may be liable for costs of investigation and remediation of environmental contamination on or from its current or former properties or at off-site locations under numerous other federal, state, local and foreign laws. Diversey’s operations involve the handling, transportation and use of numerous hazardous substances. Diversey is aware that there is or may be soil or groundwater contamination at some of its facilities resulting from past or current operations and practices. Based on available information and its indemnification rights, explained below, Diversey believes that the costs to investigate and remediate known contamination at these sites will not have a material adverse effect on its business, financial condition, results of operations or cash flows. In many of the foreign jurisdictions in which Diversey operates, however, the laws that govern its operations are still undeveloped or evolving.

Many of the environmental laws and regulations discussed above apply to properties and operations of the DiverseyLever business that Diversey acquired from Conopco in May 2002. Under the acquisition agreement related to this transaction, Unilever made certain representations and warranties to Diversey with respect to the DiverseyLever business and agreed to indemnify Diversey for damages in respect of breaches of its warranties and for specified types of environmental liabilities if the aggregate amounts of damages meet various dollar thresholds. Unilever will not be liable for any damages resulting from environmental matters, (1) in the case of known environmental matters or breaches, that are less than $250,000 in the aggregate, and (2) in the case of unknown environmental matters or breaches, that are less than $50,000 individually and $2 million in the aggregate. In the case of clause (1) above, Diversey will bear the first $250,000 in damages. In the case of clause (2) above, once the $2 million threshold is reached, Unilever will not be liable for any occurrence where the damages are less than $50,000 or for the first $1 million of damages that exceed the $50,000 per occurrence threshold. In no event will Unilever be liable for any damages arising out of or resulting from environmental claims that exceed $250 million in the aggregate.

All indemnity obligations under the acquisition agreement related to the acquisition of the DiverseyLever business, other than environmental and tax matters, were terminated upon closing of the Recapitalization Transactions. The environmental and tax indemnity obligations thereunder of each of Diversey and Unilever will continue to survive in accordance with the terms of the acquisition agreement. Thus, environmental claims made by Diversey against Unilever prior to May 3, 2008 will continue to survive. On the other hand, Unilever has not made an environmental claim against Diversey and its environmental indemnity obligations to Unilever under such agreement expired on May 3, 2008. Unilever has not made any tax indemnity claims against Diversey under such agreement.

Diversey has tendered various environmental indemnification claims to Unilever in connection with former DiverseyLever locations. Unilever has not indicated its agreement with Diversey’s requests for indemnification. Diversey may file additional requests for reimbursement in the future in connection with pending indemnification claims. Diversey has recorded environmental remediation liabilities for which it intends to seek recovery from Unilever (see Note 27 to Diversey’s 2010 audited consolidated financial statements) However, there can be no assurance that Diversey will be able to recover any amounts relating to these indemnification claims from Unilever.

Given the nature of Diversey’s business, Diversey believes that it is possible that, in the future, it will be subject to more stringent environmental laws or regulations that may result in new or additional restrictions imposed on its manufacturing, processing and distribution activities, which may result in possible violations, substantial fines, penalties, damages or other significant costs. The potential cost to Diversey relating to environmental matters, including the cost of complying with the foregoing legislation and remediation of contamination, is uncertain due to such factors as the unknown magnitude and type of possible pollution and clean-up costs, the complexity and evolving nature of laws and regulations, including those outside the United States, and the timing, variable costs and effectiveness of alternative clean-up methods. Diversey has accrued its best estimate of probable future costs relating to such known sites, but Diversey cannot estimate at this time the costs associated with any contamination that may be discovered as a result of future investigations, and Diversey cannot provide assurance that those costs or the costs of any required remediation will not have a material adverse effect on its business, financial condition, results of operations or cash flows.

Environmental Permits and Licensing

In the ordinary course of its business, Diversey is continually subject to environmental inspections and monitoring by governmental enforcement authorities. In addition, Diversey’s production facilities, warehouse facilities and operations require operating permits that are subject to renewal, modification and, in specified circumstances, revocation. While Diversey believes that it is currently in material compliance with existing permit and licensing requirements, it may not be in compliance with permit or licensing requirements at some of its facilities. Based on available information and its indemnification rights, Diversey believes that costs associated with its permit and licensing obligations will not have a material adverse effect on its business, financial condition, results of operations or cash flows.

Product Registration and Compliance

Various federal, state, local and foreign laws and regulations regulate some of Diversey’s products and require Diversey to register its products and to comply with specified requirements. In the United States, Diversey must register its sanitizing and disinfecting products with the EPA. When Diversey registers these products, it must also submit to the EPA information regarding the chemistry, toxicology and antimicrobial efficacy for the agency’s review. Data must be consistent with the desired claims stated on the product label. In addition, each state where these products are sold requires registration and payment of a fee.

Diversey is also subject to various federal, state, local and foreign laws and regulations that regulate products manufactured and sold by it for controlling microbial growth on humans, animals and processed foods. In the United States, these requirements are generally administered by the U.S. Food and Drug Administration, (“FDA”). The FDA regulates the manufacture and sale of food, drugs and cosmetics, which includes antibacterial soaps and products used in food preparation establishments. The FDA requires companies to register antibacterial hand care products and imposes specific criteria that the products must meet in order to be marketed for these regulated uses. Before Diversey is able to advertise any product as an antibacterial soap or food-related product, it must generate, and maintain in its possession, information about the product that is consistent with the appropriate FDA monograph. FDA monographs dictate the necessary requirements for various product types such as antimicrobial hand soaps. In addition, the FDA regulates the labeling of these products. If the FDA determines that any of Diversey’s products do not meet its standards for an antibacterial product, Diversey will not be able to market the product as an antibacterial product. Some of Diversey’s business operations are subject to similar restrictions and obligations under an order of the U.S. Federal Trade Commission which was issued in 1999 and will remain in effect until at least 2019.

Similar product registration regulations and compliance programs exist in many other countries where Diversey operates.

To date, the cost of complying with product registration and compliance has not had a material adverse effect on Diversey’s business, financial condition, results of operations or cash flows.

Properties

Diversey has a total of 26 manufacturing facilities in 20 countries, including Brazil, Canada, China, France, Germany, India, Italy, Japan, the Netherlands, Spain, Switzerland, Turkey, the United Kingdom and the United States. One of Diversey’s principal manufacturing facilities is located at Waxdale in Sturtevant, Wisconsin, which facility Diversey leases from SCJ. The lease will expire in 2013, and we do not plan to renew this lease after expiration. Diversey’s worldwide and Americas headquarters are located in Sturtevant, Wisconsin. Diversey believes its facilities are in good condition and are adequate to meet the existing production needs of its businesses.

The following table summarizes Diversey’s principal plants and other physical properties that are important to its business. Unless indicated otherwise, all owned properties listed below are subject to mortgages.

	Approximate Square Feet Occupied				Principal Activity	Primary Segment Used In(3)
Location	Owned		Leased
United States
Madera, California			90,000		Manufacturing and warehouse	Americas
Mt. Pleasant, Wisconsin	50,000				General and administrative office	Americas
Sturtevant, Wisconsin			180,000	(2)	Manufacturing	Americas
Sturtevant, Wisconsin			550,000		Warehousing logistics	Americas
Sturtevant, Wisconsin	278,000				International headquarters, data center, and research and development	Other
Watertown, Wisconsin	125,000				Manufacturing	Americas
Watertown, Wisconsin			150,000		Warehousing logistics	Americas
International

Villa Bosch, Argentina	77,000				Manufacturing	Americas
Socorro, Brazil	123,000	(1)	97,000		Manufacturing	Americas
London, Ontario, Canada	193,000				Manufacturing	Americas
Guangdong, China	75,000				Manufacturing	GreaterAsia Pacific
Villefranche-sur-Soane, France	181,000	(1)			Manufacturing	Europe
Kirchheimbolanden, Germany	302,000		86,000		Manufacturing	Europe
Nalagarh, India	19,000				Manufacturing	GreaterAsia Pacific
Bagnolo, Italy	594,000	(1)			Manufacturing	Europe
Shizuoka-Ken, Kakegawa, Japan	115,000				Manufacturing	GreaterAsia Pacific
Enschede, The Netherlands	289,000				Manufacturing	Europe
Utrecht, The Netherlands	44,000		68,000		Office and research and development	Europe
Valdemoro, Spain			45,000		Manufacturing	Europe
Munchwilen, Switzerland	112,000				Manufacturing and research and development	Europe
Gebze, Turkey			50,000		Manufacturing	Europe
Cotes Park, United Kingdom	583,000				Manufacturing and warehouse	Europe

(1)	Property not mortgaged.
(2)	Leased from SCJ.
(3)	In general, Diversey’s manufacturing facilities primarily serve the segment listed in the table above. However, certain facilities manufacture products for export to other segments, which use or sell the product.

Legal Proceedings

Diversey is party to various legal proceedings in the ordinary course of its business which may, from time to time, include product liability, intellectual property, contract, employee benefits, environmental and tax claims as well as government or regulatory agency inquiries or investigations. While the final outcome of these proceedings is uncertain, Diversey believes that, taking into account its insurance and reserves and the available defenses with respect to legal matters currently pending against it, the ultimate resolution of these proceedings will not, individually or in the aggregate, have a material adverse effect on its business, financial position, results of operations or cash flows.